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                                                                 Exhibit 10.32

                      AMENDMENT NO. 5 (THE "AMENDMENT") TO
                EMPLOYMENT AGREEMENT BETWEEN GEORGE W. BLANK AND
             UNIVISION TELEVISION GROUP, INC., WHICH WAS ASSIGNED TO
                   UNIVISION COMMUNICATIONS INC. ("UNIVISION")
               (AS PREVIOUSLY AMENDED, THE "EMPLOYMENT AGREEMENT")

                                 January 1, 2000

To:      Mr. George W. Blank

Dear George:

Your Employment Agreement will expire on December 31, 2001 (the "Term"). Univision desires to extend the Term for an additional one year period. You and we hereby agree to amend the Employment Agreement as follows:

1. TERM. The Term is hereby extended for an additional one year period. The Employment Agreement shall expire on December 31, 2002, unless earlier terminated in accordance with the terms set forth in the Employment Agreement.

2. SALARY. Your annual Base Salary rate shall be: Six Hundred Thousand Dollars ($600,000) for calendar year 2000; Six Hundred Thousand Dollars ($600,000) for calendar year 2001; and Six Hundred Thousand Dollars ($600,000) for calendar year 2002.

3. COMPETITIVE ACTIVITIES. The terms "competing with the business of the Company or any of its affiliates" and "activity competitive with or adverse to Company's Spanish language television and magazine business" as set forth in Section 8(g)(3) of the Standard Terms and Conditions of the Employment Agreement include, without limitation, the following: any and all forms of media, communication and entertainment, including, without limitation, television, radio, the Internet (including e-services and e-commerce), music, movies, theater, print and visual/audio entertainment via all methods of delivery whether now known or hereafter invented, contemplated or devised.

4. OTHER. Except as provided in this Amendment, all other terms and conditions set forth in the Employment Agreement shall remain in full force and effect, and the parties hereby ratify and confirm the Employment Agreement, as amended hereby.

5. EFFECTIVE DATE OF AMENDMENT. Upon its execution by you and Univision, this Amendment shall become effective as of the date first written above.

Please indicate your agreement to this Amendment to the Employment Agreement by signing in the space provided below.

                                     UNIVISION COMMUNICATIONS INC.


                                     By:   /s/ Robert V. Cahill
                                         -------------------------------------
                                            Robert V. Cahill
                                            Vice President

I have read the preceding Amendment and agree to its terms and conditions:


/s/ GEORGE W. BLANK
------------------------
George W. Blank